Exhibit 99.1

iSpecimen Announces Organizational Changes to Enhance Operational Efficiencies and Drive Profitability

Company to Focus on Core Revenue Drivers, New Revenue Growth Opportunities from Recently Launched Sequencing Procurement Program and Expense Reductions

LEXINGTON, Mass., September 6, 2023 – iSpecimen Inc. (Nasdaq: ISPC) (“iSpecimen” or the “Company”), an online global marketplace that connects scientists requiring biospecimens for medical research with a network of healthcare specimen providers, announced today that the Board of Directors has approved an organizational restructuring plan to improve operational performance and drive shareholder value.

iSpecimen announced immediate headcount reductions of approximately 20% of the Company’s total workforce and additional expense reductions after streamlining operations and rationalizing resources to focus on key market opportunities. Recently, the Company completed its implementation of lines of business teams and next day quotes to shorten sales cycles, improve quote-to-purchase order ratios, increase fulfillment and accelerate revenue generation. As a result of these changes, monthly expenses related to headcount, including other employee turnover during the year, as well as all other monthly operational costs, are expected to decrease by approximately 29% and 52%, respectively, compared to the average monthly costs for the first eight months of the year.

“The Company believes that the investments made during the first half of the year should allow the iSpecimen Marketplace to remain a leading source for researchers in need of biospecimens. We remain committed to becoming cash flow neutral and then cash flow positive as quickly as possible,” said Tracy Curley, iSpecimen’s CEO.

iSpecimen recently announced the launch of its virtual cancer sequencing procurement program aimed at providing researchers with consistent and direct access to cancer tumor tissues. The genetic signatures of cancer tumor tissues provide important information necessary to develop new treatments and diagnostics. Through this new offering, cancer researchers can advance their work by efficiently accessing these highly sought tumor tissues from iSpecimen, overcoming the existing manual, time-consuming and costly process of requesting biospecimen samples from multiple sources and suppliers.

Ms. Curley concluded, “Capitalizing on our market position and leveraging our broad supplier network, we saw a tremendous opportunity to launch our cancer sequencing program. We see strong demand for these highly valuable and challenging-to-obtain samples. This program relieves a major bottleneck in cancer research today, and we are working to realize revenue from this new opportunity as quickly as possible.”

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as "may," "will," "expect," "intend," "anticipate," “believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risk factors contained in the Company's filings with the Securities and Exchange Commission, which are available for review at www.sec.gov. Forward-looking statements speak only as of the date they are made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company's forward-looking statements occurs, the Company's business, financial condition and operating results may vary materially from those expressed in the Company's forward-looking statements.

Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Investor Contacts

KCSA Strategic Communications

Phil Carlson / Erika Kay

iSpecimen@kcsa.com

Media Contacts

KCSA Strategic Communications

Raquel Cona / Shana Marino

iSpecimen@kcsa.com

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